UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

Preformed Line Products Company

(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2015, Randall M. Ruhlman resigned from the Board of Directors (the “Board”) of Preformed Line Products Company (the “Company”). Mr. Randall M. Ruhlman has served on the Board since 1998 and elected to resign for personal reasons and not as the result of any disagreement with the Board or with the Company’s management.

On July 29, 2015, the Board appointed J. Ryan Ruhlman to the Board to fill the vacancy. Mr. Ryan Ruhlman, age 32, has worked for the Company for over ten years, recently being promoted to the role of Director, Marketing and Business Development. Mr. Ryan Ruhlman received compensation for employment during 2014, in line with the Company’s compensation for mid-level managers as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders held on May 5, 2015. Mr. Ryan Ruhlman is the son of Robert G. Ruhlman, President and CEO of the Company, and grandson of Barbara P. Ruhlman, a director of the Company.

Mr. Ryan Ruhlman will serve in the vacancy created by Mr. Randall M. Ruhlman’s resignation in the 2016 class of directors, which class will stand for re-election at the 2016 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Preformed Line Products Company

Dated: July 29, 2015	By:	/s/ Caroline Vaccariello
Caroline Vaccariello
General Counsel and Corporate Secretary